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                                                                    EXHIBIT T3G

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                   FORM T- 1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      ------------------------------------

                               FIRSTAR BANK, N.A.
                     f/k/a FIRSTAR BANK OF MINNESOTA, N.A.
              (Exact name of Trustee as specified in its charter)

A National Banking Association                           41-0122055
(State of incorporation if not a national bank)         (IRS Employer
                                                       Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                         55101
(Address of principal executive offices)                  (Zip Code)

                               FIRSTAR BANK, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                 (651) 229-2600
        (Exact name, address and telephone number of agent for service)

                       ---------------------------------

                         Abraxas Petroleum Corporation
                       Canadian Abraxas Petroleum Limited
            (Exact name of obligors as specified in their charters)

                   Nevada                                 74-2584033
                   Alberta                                    N/A
(State of incorporation or other jurisdiction)          (IRS Employer
                                                       Identification No.)

          500 North Loop                               300 - 5th Avenue
          1604 East, Suite 100                         12th Floor
          San Antonio, Texas 78232                     Calgary, Alberta

               (Address of obligors' principal executive offices)

                      -----------------------------------

                     11-1/2% Senior Secured Notes due 2004
                        (Title of Indenture Securities)


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 Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                            Comptroller of the Currency
                            Treasury Department
                            Washington, DC

                            Federal Deposit Insurance Corporation
                            Washington, DC

                            The Board of Governors of the Federal Reserve System Washington, DC

         (b)      The Trustee is authorized to exercise corporate trust powers.

                                    GENERAL

Item 2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

         See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849. Exhibit 7 is incorporated by reference from filing 333-79659.

          Exhibit 1. Copy of Articles of Association of the trustee now in effect.

          Exhibit 2.        a.      A copy of the certificate of the Comptroller
                                    of Currency dated June 1, 1965, authorizing
                                    Firstar Bank of Minnesota, N.A. to act as fiduciary.

                            b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

           Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

           Exhibit 4.       Copy of the By-Laws of the trustee as now in effect.

           Exhibit 5.       N/A.




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                   Exhibit 6.       The consent of the trustee required by
                                    Section 3 2 1 (b) of the Act.

                   Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 17th day of November, 1999.

                                     FIRSTAR BANK, N.A.,
                                     f/k/a FIRSTAR BANK OF MINNESOTA, N.A.

         (Seal)

                                     /s/     Frank P. Leslie III
                                     ------------------------------------
                                     Frank P. Leslie III, Vice President



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                                   EXHIBIT 6

                                    CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 17, 1999

                                         FIRSTAR BANK, N.A.,
                                         f/k/a/ FIRSTAR BANK OF MINNESOTA, N.A.


                                         /s/      Frank P. Leslie III
                                         --------------------------------------
                                         Frank P. Leslie III, Vice President